SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) April 26, 2001



                                 NIKE, INC.
             (Exact name of registrant as specified in its charter)


         Oregon                   1-10635                  93-0584541
(State of incorporation)      (Commission File           (IRS Employer
                                   Number)              Identification No.)

One Bowerman Drive, Beaverton, Oregon                      97005-6453
(Address of principal executive offices)                   (Zip Code)

                              (503) 671-6453
             (Registrant's telephone number, including area code)


Item 5.  OTHER EVENTS


     On April 16, 2001 we filed Form 10-Q for the fiscal quarter ending February 28, 2001. In Item 2 of that filing we referred to the expected impact of adopting Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (FAS 133) on June 1, 2001. In the Form 10-Q, we estimated that the transition adjustment to our income statement would result in a charge to net income in the first quarter of fiscal year 2002 of approximately $.10 per share. Subsequent to the filing we determined that recent activities of the Financial Accounting Standard Board's task force on FAS 133, the Derivatives Implementation Group, will reduce our estimated transition adjustment to an insignificant amount.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  April 26, 2001


                                         By /s/ Donald W. Blair
                                           Chief Financial Officer